                                                                   EXHIBIT 99-28

                                    FORM OF
                               EXCHANGE AGREEMENT

                                                                  April   , 1995

Bankers Trust Company
Corporate Trust and Agency Group
Four Albany Street
New York, New York 10006

Attention:

Ladies and Gentlemen:

     The Detroit Edison Company a Michigan corporation (the "Company"), is offering to exchange, upon the terms and conditions set forth in an Offer to
Exchange dated April   , 1995 and in the related Letter of Transmittal (together
the "Offer") annexed hereto as Exhibits A and B, respectively, to exchange up to
$105,000,000 aggregate principal amount of its    % Quarterly Income Debt
Securities (Junior Subordinated Deferrable Interest Debentures, Due 2025) (the "QUIDS") for up to 4,200,000 depositary shares (the "Depositary Shares"), each representing a one-quarter interest in a share of its Cumulative Preferred Stock ($100 par value), 7.75% Series (the "Preferred Stock"). The Preferred Stock is held by Chemical Bank as Depositary pursuant to a Agreement dated as of February 1, 1993 ("Deposit Agreement").

     The Company hereby appoints you to act as Exchange Agent in connection with the exchange of the Depositary Shares and the underlying Preferred Stock for QUIDS pursuant to the Offer and by your acknowledgment and acceptance of this Letter Agreement you hereby accept such appointment. You hereby agree that in carrying out your duties as Exchange Agent, you are agent for the holders of the Depositary Shares (the "Holders") and not for the Company, although the Company shall pay your fees and expenses.

     The Letter of Transmittal that accompanies the Offer to Exchange sent to the Holders shall be used by the Holders to accept the Offer, and contains instructions with respect to the delivery of certificates for the Depositary Shares (the "Certificates").

     In carrying out your duties as Exchange Agent, you are to act in accordance with the Offer to Exchange, the Letter of Transmittal and the following instructions and shall take such additional reasonable action as from time to time may be reasonably requested and directed in writing by the Company:

          1. Expiration Date. The Offer shall expire at                  , New
     York City time, April   , 1994 (the "Initial Expiration Date"), or at any
     subsequent time to which the Company may extend the Offer by notice to you. The later to occur of (i) the Initial Expiration Date or (ii) the latest time and date at which the Offer, as extended by the Purchaser, shall expire, is herein called the "Expiration Date").

          2. Book-Entry Transfers. You are hereby directed to establish an account with respect to the Depositary Shares at each of The Depository Trust Company, the Philadelphia Depository Trust Company and the Midwest Securities Trust Company (collectively referred to as the "Book Entry Transfer Facilities") within two business days after the date of the Offer to Exchange, as set forth in the Letter of Transmittal and the Offer to Exchange, and you shall comply with the provisions of Rule 17Ad-14 under the Securities Exchange Act of 1934, as amended. Any financial institution that is a participant of the Book Entry Transfer Facilities' systems may, until the Expiration Date, make book-entry delivery of the Depositary Shares by causing a Book Entry Transfer Facility to transfer such Depositary Shares into your account in accordance with the procedure for such transfer established by such Book Entry Transfer Facility.

          3. Examination of Tenders. You are to examine each Letter of Transmittal, Certificate, Notice of Guaranteed Delivery and other document, if any, as required by the Letter of Transmittal, delivered or mailed to you (or transmitted by facsimile transmission) by or for the Holders to ascertain whether (i) each such Letter of Transmittal is duly executed and properly completed in accordance with the instructions set forth therein and in the Offer to Purchase, (ii) each such Notice of Guaranteed Delivery and each other document, if any, is duly executed and properly completed in accordance with the instructions set forth in the Offer to Purchase and the Letter of Transmittal, (iii) all documents that are required to accompany the Letter of Transmittal and Certificates or otherwise to be submitted have been transmitted, delivered or mailed to you and (iv) the Depositary Shares otherwise have been tendered in accordance with the instructions in the Letter of Transmittal and the Offer to Exchange. You need not pass on the legal sufficiency of any signature or verify any signature guarantee, although you are to ascertain whether each signature or signature guarantee required to appear on the Letter of Transmittal does so appear. You are not authorized to accept any defective, alternative, conditional, or contingent tender. In the event any Letter of Transmittal, any Notice of Guaranteed Delivery or any other required document has been improperly completed or executed, or any Certificate is not in proper form for transfer (as required by the instructions set forth in the Letter of Transmittal), or if some other irregularity in connection with acceptance of the Offer exists, you shall endeavor, after consulting with the Company, to take such action as may be necessary to cause such irregularity to be corrected. You are authorized to request from any person tendering Depositary Shares such additional documents or undertakings as you may deem appropriate, and you are authorized to request resubmission by tendering Holders of defective or incomplete Letters of Transmittal, Notices of Guaranteed Delivery or other documents. You shall also diligently attempt to determine proper taxpayer identification numbers in the event that such numbers have been omitted from the relevant documents. If any such irregularity cannot be corrected, after consulting with the Depositary you shall return the Certificate(s) involved (or cause the transfer of such Depositary Shares into the account at the appropriate Book Entry Transfer Facility of the person tendering them, as the case may be) and any related documents to the person tendering them (in the manner prescribed in Section 7 hereof). Determination of all questions as to validity, form, eligibility (including time of receipt) and acceptance of any tender of Depositary Shares, including questions as to the proper completion or execution of a Letter of Transmittal, Notice of Guaranteed Delivery or other required documents or as to the proper form for transfer of the Certificates or as to any other irregularity in connection with the acceptance of the Offer shall be made by the Company, in its sole discretion, which determination shall be final and binding on all tendering Holders. The Company shall have the absolute right to determine whether to reject any or all tenders not in proper form or waive any irregularities or conditions, and the Company's interpretation of the Offer to Exchange and the Letter of Transmittal shall be final; provided, however, that any decision by the Company to accept a nonconforming Letter of Transmittal or to reject a Letter of Transmittal believed by you to be a conforming Letter of Transmittal shall be set forth in an officer's certificate of the Company and shall be accompanied by an indemnity from the Company satisfactory to you, in your sole discretion, against any loss (as hereinafter defined) which you may incur by reason of such acceptance or rejection.

          4. Conditions for Valid Tender; Time of Tender. Tenders of Depositary Shares may be made only as set forth in the Offer to Exchange. Letters of Transmittal and telegrams, telexes or letters submitted in lieu thereof pursuant to the Offer to Exchange shall be noted by you as to the date and time of receipt and shall be preserved and retained by you until delivered to the Holder or otherwise disposed of in accordance with the Holder's instructions. Any additional handling, copying or retention requests from the Holder shall be at the Holder's expense. Depositary Shares will be considered validly tendered only upon deposit with you prior to the Expiration Date of the relevant Certificates, together with properly completed and duly executed Letters of Transmittal or facsimile copies thereof and any other documents required by the Offer to Exchange (or upon receipt by you of a Notice of Guaranteed Delivery relating to such Depositary shares from an Eligible Institution prior to the Expiration Date and receipt by you of the relevant Certificates (or a book-entry confirmation relating thereto) and a properly completed and duly executed Letter of Transmittal relating thereto within 5 New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery) and only after you have passed upon the adequacy of the items received as provided herein.

          The tendering Holders specifically authorize you to withdraw under the Deposit Agreement among the Company, the Depositary and the holders from time to time of certificates for the Depositary Shares the Preferred Stock underlying any tendered Depositary Shares, and to tender such underlying Preferred Stock in the Exchange Offer.

          5. Information and Reports. On each business day up to and including
     the Expiration Date, you are to notify               (telephone:
                    ),               (telephone:                ), and the
     representatives of Goldman, Sach & Co. who are identified to you in a written notice from the Company, and such other persons as the Company may reasonably request, of the aggregate number of Depositary Shares which have been properly tendered pursuant to the Offer and the number properly tendered that day and the other information set forth on Exhibit C hereto.

          6. Acceptance and Payment. As soon as practicable after a Holder notifies you of its election to exchange its Depositary Shares for QUIDS and upon receipt by you of advice that the QUIDS have been deposited with DTC you shall: (a) cause the Preferred Stock exchanged for the QUIDS to be delivered to the Company, and (b) deliver over your window or send by first-class mail postage pre-prepaid to, or at the direction of, the person specified in each Letter of Transmittal relating to Depositary Shares that are being exchanged your advice as to the delivery of the QUIDS to a DTC-eligible Institution as described in the Offer to Exchange. Any exceptions, alterations or deviations from the delivery mechanics described in the Letter of Transmittal and the Offer to Exchange shall only be upon the written instructions of the Company.

          7. Return of Shares. If, pursuant to the terms of the Offer, the Offer is terminated, Depositary Shares are tendered but withdrawn in the manner provided in the Offer to Exchange or pursuant to the proration provisions of the Offer to Exchange, Depositary Shares tendered are not accepted by the Company, you shall promptly return to, or, upon the order of, the tendering Holder, Certificates for Depositary Shares not tendered or accepted, or to the extent required, submit to the Depositary for reissuance to, or upon the order of, the tendering Holder, Certificates for Depositary Shares not tendered or accepted, which Certificates shall be returned to you for distribution to the Holders of such Depositary Shares.

          Certificates for returned Depositary Shares shall be forwarded by first-class mail under an existing insurance policy protecting you and the Company and the Depositary from loss or liability arising out of the non-receipt or non-delivery of such Certificates or by registered mail insured separately for the replacement value of such Certificates.

          8. Compensation of Depositary. For your services as Exchange Agent hereunder, the Company shall pay you such fees agreed to in writing by you and the Company. The Company shall also reimburse you for your reasonable out-of-pocket expenses (including, but not limited to, reasonable counsel's fees and expenses) in connection with entering into this Agreement and your services hereunder promptly after submission to the Company of an itemized statement in reasonable detail. This paragraph shall survive any termination of this Agreement.

          9. Duties of Exchange Agent. As Exchange Agent hereunder you:

             (a) shall have no duties or obligations other than those specifically set forth herein or in the Exhibits attached hereto which form part of this Letter Agreement;

             (b) will be regarded as making no representations and having no responsibilities regarding the validity, sufficiency, value or genuiness of any Certificates deposited with you hereunder, and will not be required to and will not make any representation as to the validity, value or genuiness of the Offer;

             (c) will be regarded as making no representations and having no responsibilities regarding the validity, sufficiency, adequacy or accuracy of the Offer or the Letter of Transmittal or any other disclosure materials delivered in connection therewith other than with respect to information that you have provided in writing;

             (d) shall not be obligated to take any legal action hereunder without the prior written consent of the Company, and then only if you shall have been furnished with an indemnity from the Company satisfactory to you;

             (e) may rely on and shall be protected in acting in reliance upon any instruction, direction, officer's certificate, certificate, instrument, opinion, notice, letter, telegram or other document delivered to you and believed by you to be genuine and to have been signed by the proper party or parties;

             (f) may rely on and shall be protected and fully indemnified, pursuant to paragraph 9 hereof, in acting upon the written or oral instructions confirmed in writing by facsimile transmission with an original delivered by guaranteed overnight courier with respect to any matter relating to your acting as Depositary of the Company;

             (g) may consult with counsel satisfactory to you (including counsel for the Company), and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you in reliance upon such opinion, provided, that you shall promptly notify the Company of any action taken or omitted by you in reliance upon such opinion; and

             (h) shall not at any time advise any person tendering pursuant to the Offer as to the wisdom of making such tender.

          10. Indemnity. The Company shall indemnify, to the extent permitted by law, and hold you harmless from and against any and all costs, damages, actions, losses, liabilities, expenses and claims (including, but not limited to, the reasonable fees and expenses of counsel ("Losses") incurred by you as a result of, in connection with or arising out of the performance by you of your duties under this Agreement or the compliance by you with the instructions set forth herein or delivered hereunder, other than those Losses resulting from your gross negligence, misconduct, bad faith or breach of this Agreement. In no case shall the Company be liable with respect to any claim against you unless you shall have notified the Company of the written assertion of a claim against you or of any action commenced against you, promptly after you shall have received any such written assertion of a claim or shall have been served with the summons or other first legal process, giving information as to the nature and basis of the claim. The Company shall be entitled to participate in the defense of any such claim or legal action and if the Company so elects at any time after receipt of such notice, the Company may assume the defense of any suit brought to enforce any such claim. Notwithstanding anything to the contrary set forth herein, you shall be entitled to retain counsel of your choice in any such suit and the Company shall pay the reasonable fees, expenses and disbursements of such counsel only if the Company fails to retain counsel reasonably satisfactory to you to defend such suit. This paragraph shall survive any termination of this Agreement. You shall not settle any litigation in connection with any claim or liability with respect to which you may seek indemnification from the Company without the prior consent of the Company.

          11. Notices. All notices and communications hereunder shall be in writing and shall be deemed to be duly given if delivered or mailed first class certified or registered mail, postage prepaid, or telecopied as follows:

     If to the Company:          The Detroit Edison Company
                                 2000 Second Avenue
                                 Detroit, Michigan 48226
                                 Attn: Vice President and Corporate Secretary
                                 Telephone: 313-237-8667
                                 Telecopy: 313-

     If to you:                  Bankers Trust Company
                                 Corporate Trust and Agency Group
                                 Four Albany Street - 7th Floor
                                 New York, NY 10006
                                 Attn: Richard Etienne
                                 Telephone: (212) 250-6255
                                 Telecopy: (212) 250-3290

     or such other address or telecopy number as any of the above may have furnished to the other parties in writing for such purpose.

          12. This Letter Agreement shall be construed and governed by the laws of the State of New York.

          13. This Agreement may not be modified orally. Any inconsistency between this Agreement and the Offer to Exchange and related Letter of Transmittal, as they may from time to time be amended, with respect to the duties, liabilities and indemnification of you as Exchange Agent shall be governed exclusively by this Letter Agreement.

          14. This Letter Agreement and all of the obligations hereunder shall be assumed by any and all successors and assigns of the Company.

     Please acknowledge receipt of this Letter Agreement and confirm your agreement to the arrangement herein provided by signing and returning the enclosed copy.

                                          Very truly yours,

                                          The Detroit Edison Company

                                          By:
                                              --------------------------------
                                              Name:
                                              Title:

Acknowledged, accepted and agreed to:

BANKERS TRUST COMPANY, AS EXCHANGE AGENT



By:
    --------------------------------------------------------
    Name:
    Title:

    Date: